UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 2, 2014

SMSA Gainesville Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803
Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

610 Coit Road, Suite 200, Dallas, Texas 75075
(Address of principal executive offices)

(469) 606-4520
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sale of Equity Securities

Terms of the Offering

Since its most recent Report filed on Form 8-K, 10-K, or 10-Q, SMSA Gainesville Acquisition Corp. (the “Company”) commenced a private placement of shares of unregistered common stock pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder, to selected accredited investors who are licensed physicians as described further below (the “Private Placement”).  This Form 8-K is being filed because the aggregate number of shares of common stock sold as of April 2, 2014 exceeds five percent (5%) of the total number of shares of common stock issued and outstanding as of the Company’s latest filed Report in which the sale of shares of common stock was reported on Form 8-K.

As of April 2, 2014, as part of the ongoing Private Placement, the Company has sold 1,000,000 shares of its common stock for $50,000 cash, which represents an aggregate of 9.9% of the Company’s currently issued and outstanding common stock.

Total Shares Outstanding

As of April 2, 2014, the Company has 11,000,008 shares of its common stock outstanding, with a par value of $0.001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA GAINESVILLE ACQUISITION CORP.

Dated: April 4, 2014	/s/ Maulik Parikh
Maulik Parikh President and CEO